     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 21, 1999.

                                                       Registration No. 333-____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-3
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933
                              --------------------
                          FIRSTWAVE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

          GEORGIA                             7372                             58-1588291
(State or other jurisdiction of     (Primary Standard Industrial           (I.R.S. Employer
 incorporation or organization)        Classification Number)             Identification No.)

                          2859 Paces Ferry Road, #1000
                             Atlanta, Georgia 30339
                                 (770) 431-1200
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                                RICHARD T. BROCK
                      President and Chief Executive Officer
                          Firstwave Technologies, Inc.
                          2859 Paces Ferry Road, #1000
                             Atlanta, Georgia 30339
                                 (770) 431-1200
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
                              --------------------
                          Copies of Communications to:
                             G. WILLIAM SPEER, Esq.
                     Powell, Goldstein, Frazer & Murphy LLP
                                 Sixteenth Floor
                           191 Peachtree Street, N.E.
                             Atlanta, Georgia 30303
                                 (404) 572-6600

      APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                              --------------------

     If the only securities being registered on this Form are being offered pursuant to divided or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________

      If this Form is a post-effective amendment filed pursuant to Section 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________________________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ] _______________________


                        CALCULATION OF REGISTRATION FEE

Title of each class of securities           Amount          Proposed maximum          Proposed maximum             Amount of
            to be                           to be           offering price per       aggregate offering        registration
         registered                       registered               unit                     price                     fee
-------------------------------------------------------------------------------------------------------------------------------
Warrant                                    1 Warrant              N/A(1)                    N/A (1)                  N/A (1)
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, no par value per share,
issuable upon exercise of the Warrant    16,668 shares          $2.00(2)                $33,336.00(2)                $9.27(2)
-------------------------------------------------------------------------------------------------------------------------------


(1)      No separate registration fee is required in accordance with Rule
         457(g).

(2) Pursuant to Rule 457(g), the proposed offering price and registration fee are based upon the price per share at which the warrant may be exercised.

                              --------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

P R O S P E C T U S


                          FIRSTWAVE TECHNOLOGIES, INC.

                     16,668 SHARES OF FIRSTWAVE COMMON STOCK
           WARRANT TO PURCHASE 16,668 SHARES OF FIRSTWAVE COMMON STOCK
                              --------------------


         This prospectus relates to the offer and sale of (i) a warrant to purchase 16,668 shares of the common stock, no par value per share, of Firstwave Technologies, Inc. and (ii) the issuance and sale of 16,668 shares of Firstwave common stock upon the exercise of the warrant. The warrant, and underlying shares of Firstwave common stock, being registered may be offered and sold from time to time by the selling shareholder listed in the section "Selling Shareholder" below. We will not receive any proceeds from the sale of the warrant or the underlying shares of Firstwave common stock by the selling shareholder other than $33,336 representing the exercise price of the warrant.

         The selling shareholder may offer its warrant or any of the underlying shares of Firstwave common stock through public or private transactions, on or off the United States exchanges at either prevailing market prices or privately negotiated prices.

         Firstwave common stock is listed on the Nasdaq National Market System and trades on this exchange under the trading symbol "FSTW." On July 19, 1999, the closing price of one share of Firstwave common stock on the Nasdaq National Market System was $8.63.

         Our principal executive offices are located at 2859 Paces Ferry Road, #1000, Atlanta, Georgia 30339 and our telephone number is (770) 431-1200.

         INVESTING IN THE WARRANT AND FIRSTWAVE COMMON STOCK INVOLVES CERTAIN RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 5.

                              --------------------

         Neither the Securities and Exchange Commission (the SEC), nor any state securities commission, has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                              --------------------

                 The date of this prospectus is July ___, 1999.

                                TABLE OF CONTENTS

                                                                                                              Page
WHERE YOU CAN FIND MORE INFORMATION.............................................................................2
THE COMPANY.....................................................................................................3
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS............................................................4
RISK FACTORS....................................................................................................5
   NEW PRODUCTS AND TECHNOLOGICAL CHANGE........................................................................5
   RISKS OF PRODUCT DEVELOPMENT.................................................................................5
   DEPENDENCE ON PROPRIETARY TECHNOLOGY.........................................................................5
   COMPETITION..................................................................................................5
   FACTORS AFFECTING OPERATING RESULTS; POTENTIAL FLUCTUATIONS IN QUARTERLY RESULTS.............................6
   ISSUANCE OF PREFERRED STOCK..................................................................................6
USE OF PROCEEDS.................................................................................................6
SELLING SHAREHOLDER.............................................................................................6
DESCRIPTION OF SECURITIES BEING REGISTERED......................................................................7
PLAN OF DISTRIBUTION............................................................................................7
LEGAL MATTERS...................................................................................................8
EXPERTS.........................................................................................................8

WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at:

         - the public reference room of the SEC, Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, DC 20549; and

         - the public reference facilities of the SEC's regional offices at Seven World Trade Center, 13th Floor, New York, New York 10048 or Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

Some of these locations may charge a prescribed or modest fee for copies. You may obtain information on the operation of the SEC public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. In addition, you may access any document we file with the SEC on its internet web site at http://www.sec.gov.

         We filed a registration statement on Form S-3 to register under the Securities Act of 1933 the warrant to purchase 16,668 shares of Firstwave common stock and the 16,668 underlying shares of Firstwave common stock. This prospectus is filed as a part of the registration statement. As allowed by SEC rules, this prospectus does not contain all of the information you can find in the registration statement or the exhibits to the registration statement.

         The SEC allows us to "incorporate by reference" certain documents we file with it. This means that we can disclose important information to you by referring you to another document we file separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information in this prospectus or in any later filed document that is also incorporated by reference. The information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained or incorporated by reference in prospectus.

         We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         (1) Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

         (2) Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

         (3) The description of Firstwave common stock contained in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Securities Exchange Act of 1934.

         You may request a copy of any of these filings, at no cost, by writing or telephoning us at the following address:

                                Richard T. Brock
                                President and Chief Executive Officer
                                Firstwave Technologies, Inc.
                                2859 Paces Ferry Road, #1000
                                Atlanta, Georgia 30339
                                (770) 431-1200

         This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-___). You should rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have authorized no one to provide you with different information. The selling shareholder will not make an offer of its warrant or shares of Firstwave common stock in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.


                                   OUR COMPANY

         Effective March 1, 1998, we changed our name from Brock International, Inc. to Firstwave Technologies, Inc. This name change results from the acquisition of Netgain Corporation and expansion strategies including the launch of a new product suite, Netgain Enterprise. We embraced the entrepreneurial spirit and advanced technology of the energetic Netgain team, while leveraging our strengths as an established international software company. We provide innovative customer relationship management (CRM) solutions to enterprises located throughout the world. We market and support three product lines: Netgain Enterprise, Takecontrol(R) and Firstwave for Unix.

         Netgain Enterprise is an Internet-based CRM system designed to enable companies to leverage the world wide web and its capabilities to create and maintain profitable, mutually beneficial relationships. Netgain Enterprise will encompass activities and processes with prospects and customers throughout their entire relationship lifecycle from pre-sales marketing to post-sales service. The first component of the Netgain Enterprise suite, Netgain Sales, was released in September 1998. Takecontrol is a Microsoft(R) Windows-based, integrated client/server CRM solution that meets the need to automate marketing, sales and customer service operations for companies in multiple industries. Firstwave for Unix product line is a traditional UNIX, character-based CRM solution. All product lines assist companies in maximizing their customers' satisfaction and thereby maximizing lifetime customer value. Our software products operate on personal computers and a wide range of server platforms.

         Our long-term vision is to create a next-generation CRM platform that leverages Internet technologies to bring value to users in the form of longer, more profitable relationships with our customers. Our CRM solutions are designed to bridge communication gaps between a company's internal departments such as marketing, sales and technical support and its outside constituents such as customers, vendors and business partners. Conventional CRM applications are often found by users to be complex, expensive to maintain and difficult to use. As a result, the incidence of incomplete implementations and failure to meet established expectations is quite high. Furthermore, due to the limitations of client/server technologies, these systems have not extended critical information to customers, indirect channels, partners or other interested parties who exist outside the boundaries of the corporation. The evolution and maturation of several technologies, in combination with the emergence of the Internet as a factor in commercial activities, has created an environment of new possibilities for CRM solutions. We believe that the future environment will be one in which customers will demand:

         -        Relationships be based in knowledge
                  - Companies must have knowledge of customer's needs and wants
                  - Companies must provide full, easy access to information about its goods and services
         - Anyone representing an enterprise must be equally informed and prepared to serve the customers' needs
         - Customers will determine the most appropriate means of interaction with the companies with whom they do business
         - Speed of interaction will be the key to successful relationships
                  -        Identify needs

                  -        Determine solution
                  -        Deliver solution

         Netgain Enterprise was created to address this environment and was designed to enable companies to pursue a new standard of excellence in their interactions with their customers. It leverages its architecture, e-Framework(TM) which deploys state-of-the-art Internet technologies and integration standards, to gather, store and share customer-related information among the entire extended enterprise, including the customers themselves. Netgain Enterprise enables all users to have a single view of the customer by integrating information from multiple sources throughout the enterprise, and from external on-line sources of data. Because the Internet is the communications platform for Netgain, the information can be easily distributed to any users that interact with customers including marketers, direct sales reps, customer service reps, channel reps and others, regardless of their physical location. As such, Netgain Enterprise facilitates the collaborative efforts of the entire company and its agents in generating a focused and unified CRM effort. Netgain Enterprise's automation capabilities will enable users to analyze customer requirements and interact with them appropriately - with the appropriate information, at the appropriate time, using the appropriate medium.

         Over time, we will release components of Netgain Enterprise to address all phases of a customer relationship - pre-sales, sales and post-sales activities. The revenues and relationships of our mature existing businesses provide a sound platform for launching new products and services. We remain dedicated to the thousands of people who are currently using our products in over 20 countries. We are committed to continued support and development of our products and are developing a more modern version of Takecontrol using the Microsoft Visual Basic environment. We will continue to maintain our Unix products, provide award-winning Takecontrol client/server applications, support Year 2000 requirements, remain compatible with the most popular database managers and operating systems, and provide personal service whenever our customers need it.

         Our company was launched in October 1984 as Brock Control Systems, Inc. Founded by Richard T. Brock, our company was a pioneer in the sales automation market and an early developer of enterprise customer management systems. Our company went public at the end of March 1993. In February 1996, our company changed its name to Brock International, Inc., to reflect our growing worldwide market reach. In March 1998, our company changed its name to Firstwave Technologies, Inc. Since our inception, we have licensed thousands of users in hundred of enterprises throughout the Americas, Europe and the Pacific Rim.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
         This prospectus and the information incorporated by reference include "forward-looking statements," as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that reflect our current expectations regarding our future results, performance, prospects and opportunities. We have tried to identify these forward-looking statements by using words such as "believes," "expects," "anticipates," "intends," "estimates," "plans," "will" and similar expressions. These forward-looking statements are based on information currently available to us and are subject to certain risks, uncertainties and other factors which could cause our actual results, performance, prospects or opportunities for 1999 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. The important factors which may affect our future results and could cause those results to differ materially from the results expressed or reflected in the forward-looking statements include, but are not limited to, the factors discussed in the section "Risk Factors" below and other factors identified from time to time in our reports and other filings with the SEC.

                                  RISK FACTORS

         In addition to the other information included or incorporated by reference in this prospectus, you should carefully consider the following risk factors when evaluating an investment in the warrant or in shares of Firstwave common stock.

         New Products and Technological Change. The market for software and hardware support services is characterized by rapid technological advances, changes in customer requirements and frequent new product introductions and enhancements. Our future success depends upon our ability to enhance our current products and develop new products that maintain technological leadership, address the increasingly sophisticated needs of customers and achieve broad market acceptance. In particular, we believe that we must continue to respond quickly to customer needs for additional functionality and to ongoing advances in hardware, operating systems and telecommunications. Any failure by us to anticipate or respond rapidly to technological advances, new products and enhancements and changes in customer requirements could have a material adverse effect on our competitive position or render certain of our products obsolete or less marketable than available alternatives. In addition, we are subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development or failure of products to perform as expected. In order to introduce and market new or enhanced products successfully with minimal disruption in customer purchasing patterns, we must manage the transition from existing products. There can be no assurance that we will be successful in developing and marketing, on a timely basis, product enhancements or products that respond to technological advances by others, that our new products will adequately address the changing needs of the market or that we will successfully manage product transitions. Further, the inability to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

         Risks of Product Development. Software products as complex as those offered by us may contain undetected errors or failures when first introduced or when new versions are released. If software errors are discovered after introduction, we could experience delays or lost revenues during the period required to correct these errors. There can be no assurance that, despite testing by us and by current and potential customers, errors will not be found in new products or releases after commencement or commercial shipments, resulting in loss of or delay in market acceptance, additional and unexpected expenses to fund further product development or to add programming personnel to complete a development project, and loss of revenue because of the inability to sell the new product on a timely basis, any one or more of which could have a material adverse effect on us.

         Dependence on Proprietary Technology. We rely on a combination of trade secrets, copyright and trademark laws, non-disclosure and other contractual provisions and technical measures to protect our proprietary rights in certain of our products. There can be no assurance that these protections will be adequate or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technologies.

         Competition. The market for our products is characterized by significant price competition, and we expect that we will face increasing pricing pressures from our current competitors. Moreover, because there are low barriers to entry into the software market, we believe that competition will increase in the future. Accordingly, there can be no assurance that we will be able to provide products that compare favorably with the products of our competitors or that competitive pressures will not require us to reduce our prices. Any material reduction in the price of our products would negatively affect gross margins as a percentage of new revenue and would require us to increase software unit sales in order to maintain net revenues.

         Factors Affecting Operating Results; Potential Fluctuations in Quarterly Results. Our quarterly operating results have in the past and may in the future vary or decrease significantly depending on factors such as revenue from software sales, the timing of new product and service announcements, changes in pricing policies by us and our competitors, market acceptance of new and enhanced versions of our products, the size and timing of significant orders, changes in operating expenses, changes in our strategy, personnel changes, the introduction of alternative technologies, the effect of potential acquisitions and general economic factors. We have limited or no control over many of these factors. Our expense levels are based, in part, on our expectations as to future revenues. If revenue levels are below expectations, we may be unable or unwilling to reduce expenses proportionately and operating results are likely to be adversely affected. As a result, we believe that period-to-period comparisons of our results of operations are not necessarily meaningful and should not be relied upon as indications of future performance. Due to all these factors, it is likely that in some future quarter our operating results will be below the expectations of public market analysts and investors. In such event, the price of Firstwave common stock will likely be adversely affected.

         Issuance of Preferred Stock. Our Board of Directors has the authority to issue up to 1,000,000 shares of preferred stock and to fix the rights, preferences, privileges and restrictions, including voting rights, of these shares without any further vote or action by our shareholders. Our Board of Directors issued 20,000 shares of Series A Convertible Preferred Stock with an aggregate offering amount of $2 million in March of 1999. Our Board of Directors has fixed the rights, preferences, privileges and restrictions, including voting rights, of these shares Series A preferred shares. The rights of the holders of the Firstwave common stock are subject to, and may be adversely affected by, the rights of the holders of Series A Convertible Preferred Stock and any other preferred stock that may be issued in the future. The issuance of the Series A Convertible Preferred Stock and any future issuances of other classes of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock, thereby delaying, deferring or preventing a change in control of our company. Furthermore, the Series A Convertible Preferred Stock has other rights, including economic rights, senior to the Firstwave common stock, and as a result, the issuance of such stock may have a material adverse effect on the market value of Firstwave common stock. Any future issuances of other classes of preferred stock may have other rights, including economic rights, senior to the Firstwave common stock, and as a result, the issuance of such stock could have a material adverse effect on the market value of Firstwave common stock. We may in the future adopt other measures that may have the effect of delaying, deferring or preventing a change in control of our company. Some of these measures may be adopted without any further vote or action by our shareholders. We have no present plans to adopt any such measures.


                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of the warrant, or underlying shares of Firstwave common stock, by the selling shareholder other than $33,336 representing the exercise price of the warrant.


                               SELLING SHAREHOLDER

         Prior to this offering, Catalysta Partners, the selling shareholder, did not beneficially own any of our securities outstanding on the date of this prospectus. Upon the sale by the selling shareholder of the warrant or any of the underlying shares of Firstwave common stock and completion of this offering, assuming the warrant or all of the underlying shares of Firstwave common stock being offered is sold, and that no other changes in the selling shareholder's beneficial ownership occur prior to completion of this offering, the selling shareholder will not beneficially own the warrant or any shares of Firstwave common stock.

         The selling shareholder may donate its warrant or some or all of the underlying shares of Firstwave common stock or may transfer the warrant or some or all of the underlying shares of Firstwave common stock to trusts, partnerships or other entities they own or control. If that happens, we will add these donees or transferees to the list of selling shareholders through a prospectus supplement.


                   DESCRIPTION OF SECURITIES BEING REGISTERED

         Any holder of the warrant is entitled to purchase 16,668 shares of Firstwave common stock at an exercise price of $2.00 per share. The warrant will be issued to the selling shareholder in connection with and as partial consideration for the consulting services rendered to us by the selling shareholder. The exercise price of the warrant is subject to adjustment in the event we effect a stock dividend, subdivision of stock and certain other distributions described in the warrant. A copy of the warrant is filed as an exhibit to the registration statement of which this prospectus is a part and is incorporated herein by reference. The determination of when or whether to exercise the warrant is within the sole discretion of the selling shareholder.


                              PLAN OF DISTRIBUTION

         The selling shareholder and its donees or pledgees may offer the warrant or any of the underlying shares of Firstwave common stock at various times in one or more of the following transactions:

         - on any of the United States securities exchanges where our stock is listed, including the Nasdaq National Market System;
         -        in the over-the-counter market;
         -        in negotiated transactions;
         - in connection with short sales of warrant or shares of Firstwave common stock;
         -        by pledge to secure debts and other obligations;
         - in connection with the writing of non-traded and exchange-traded call options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options; or
         -        in a combination of any of the above transactions.

         The selling shareholder may sell its warrant or any of the underlying shares of Firstwave common stock at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

         The selling shareholder may use broker-dealers to sell its warrant or underlying shares of Firstwave common stock. If this happens, broker-dealers will either receive discounts or commissions from the selling shareholder, or they will receive commissions from purchasers of shares for whom they acted as agents.

         The selling shareholder and the broker-dealers it uses to sell its warrant or underlying shares of Firstwave common stock may be deemed to be "underwriters" under the Securities Act of 1933 and any commission the broker-dealers receive and any profits they may make in resale of the warrant or any of the underlying shares of Firstwave common stock while acting as principals may be deemed "underwriting discounts or commissions" under that Act. If the broker-dealers purchase the warrant or any of the underlying shares of Firstwave common stock from the selling shareholder for their own accounts ("as principals"), they may make a profit by reselling the warrant or underlying shares of Firstwave common stock.

                                  LEGAL MATTERS

         Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, our outside legal counsel, will issue an opinion about the legality of the warrant and the shares of Firstwave common stock being offered by this prospectus.


                                     EXPERTS

         The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 1998, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following is a statement of expenses to be borne by the Registrant in connection with the warrant and underlying shares of Firstwave common stock being registered hereby:

         SEC Registration Fee.................................................................       $9.27
         Accounting Fees and Expenses.........................................................    2,500.00
         Legal Fees and Expenses..............................................................    3,500.00
         Miscellaneous........................................................................        0.00
                                                                                                 _________
         Total................................................................................   $6,009.27


         The foregoing expenses, except for the SEC registration fee, are estimated. The selling shareholder will not bear any of the foregoing expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 14-2-850 et seq. of the Georgia Business Corporation Code and
Article 6 of the Registrant's Amended and Restated Bylaws set forth the extent to which the Registrant's directors and officers may be indemnified by the Registrant against liability that they may incur while serving in such capacity. These provisions generally provide that the directors and officers of the Registrant will be indemnified by the Registrant against any losses incurred in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he is or was a director or officer of the Registrant or served with another corporation, partnership, joint venture, trust or other enterprise at the request of the Registrant if such director or officer acted in a manner he reasonably believed to be in or not opposed to the best interest of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Under these provisions, the Registrant may provide advances for expenses incurred in defending any such action, suit or proceeding, upon receipt of an undertaking by or on behalf of such officer or director to repay such advances unless it is ultimately determined that he is entitled to indemnification by the Registrant.

         The Registrant maintains an insurance policy insuring the Registrant and its directors and officers against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 16.  EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number   Description
------   -----------
3.1      Amended and Restated Articles of Incorporation, as amended. (1)

3.2      Amended and Restated Bylaws. (2)

4.1      See Exhibits 3.1 and 3.2 for provisions of our Amended and Restated
         Articles of Incorporation, as amended, and our Amended and Restated
         Bylaws defining the rights of holders of Firstwave common stock.

4.2      Form of Warrant Certificate.

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP as to the legality of the securities being registered.

23.1     Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Powell, Goldstein, Frazer & Murphy LLP is contained in its opinion filed as Exhibit 5.1 hereto.

24.1     Power of Attorney (see signature page to this Registration Statement).

-------------------------------
(1) Incorporated herein by reference to exhibit 3.1 in our Quarterly Report on Form 10-Q (File No. 0-21202) for the quarter ended March 31, 1999 filed with the Securities and Exchange Commission on May 14, 1999.

(2) Incorporated herein by reference to exhibit 3(b) in our Registration Statement on Form S-8 (Registration No. 333-55939).


ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction to the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 21, 1999.

                                   FIRSTWAVE TECHNOLOGIES, INC.


                                   By:      /s/ Richard T. Brock
                                        --------------------------------------
                                             Richard T. Brock
                                             President and
                                             Chief Executive Officer

                                POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints RICHARD T. BROCK, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                    SIGNATURE                                       TITLE                                  DATE
                    ---------                                       -----                                  ----


   /s/ Richard T. Brock                            President and Chief Executive Officer          July  21, 1999
   -------------------------------------------
                Richard T. Brock


   /s/ Judith A. Vitale                            Vice President of Finance and                  July  21, 1999
   ------------------------------------------      Administration (principal accounting
                Judith A. Vitale                   officer and principal financial officer)


   /s/ James R. Porter                             Chairman of the Board                          July  21, 1999
   ------------------------------------------
                James R. Porter

   /s/ Roger A. Babb                               Director                                       July 21, 1999
   ------------------------------------------
                  Roger A. Babb


   /s/ John F. Keane                               Director                                       July 21, 1999
   ------------------------------------------
                  John F. Keane


   /s/ Michael T. McNeight                         Director                                       July 21, 1999
   ------------------------------------------
               Michael T. McNeight

                       EXHIBIT INDEX

Exhibit
Number         Description
------         -----------
3.1            Amended and Restated Articles of Incorporation, as amended. (1)

3.2            Amended and Restated Bylaws. (2)

4.1 See Exhibits 3.1 and 3.2 for provisions of our Amended and Restated Articles of Incorporation, as amended, and our Amended and Restated Bylaws defining rights of holders of Firstwave common stock.

4.2            Form of Warrant Certificate.

5.1 Opinion of Powell, Goldstein, Frazer & Murphy LLP as to the legality of the securities being registered.

23.1           Consent of PricewaterhouseCoopers LLP.

23.2 Consent of Powell, Goldstein, Frazer & Murphy LLP is contained in its opinion filed as Exhibit 5.1 hereto.

24.1           Power of Attorney (see signature page to this Registration
               Statement).


-------------------------------
(1) Incorporated herein by reference to exhibit 3.1 in our Quarterly Report on Form 10-Q (File No. 0-21202) for the quarter ended March 31, 1999 filed with the Securities and Exchange Commission on May 14, 1999.

(2) Incorporated by reference to exhibit 3(b) in our Registration Statement on Form S-8 (Registration No. 333-55939).